                                                                      Exhibit 21



                                  SUBSIDIARIES
                                       OF
                         CABLEVISION SYSTEMS CORPORATION


NAME                                                                      STATE OF ORGANIZATION

CSC Holdings, Inc.                                                        Delaware
Rainbow Media Holdings, Inc.                                              Delaware
Regional Programming Partners                                             New York
Regional MSG Holdings, LLC                                                Delaware
Madison Square Garden, L.P.                                               Delaware
Cablevision Electronics Investments, Inc. d/b/a The Wiz                   Delaware
Rainbow Regional Holdings, LLC                                            Delaware
RRH I, LLC                                                                Delaware



                                  SUBSIDIARIES
                                       OF
                               CSC HOLDINGS, INC.

Rainbow Media Holdings, Inc.                                              Delaware
Regional Programming Partners                                             New York
Regional MSG Holdings, LLC                                                Delaware
Madison Square Garden, L.P.                                               Delaware
Cablevision Electronics Investments, Inc. d/b/a The Wiz                   Delaware
Rainbow Regional Holdings, LLC                                            Delaware
RRH I, LLC                                                                Delaware